As filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STATE NATIONAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0017421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 L. Don Dodson Drive
Bedford, Texas 76021

(Address of registrant’s principal executive offices, including zip code)

First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan

(Full title of the plans)

David M. Cleff

Executive Vice President of Business Affairs,

General Counsel and Secretary

1900 L. Don Dodson Drive

Bedford, Texas 76021

(817) 265-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard

Locke Lord LLP

111 South Wacker Drive

Chicago, Illinois 60606

(312) 443-0700

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,000,000	$17.08	$34,160,000	$3,959.14

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the or this “Registration Statement”) also covers any additional shares of the State National Companies, Inc.’s (the “Company” or the “Registrant”) common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan (the “Amended and Restated Plan”) by reason of any stock splits, stock dividends, recapitalizations or similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low price of the Registrant’s common stock as reported by the NASDAQ Global Select Market on June 14, 2017.

EXPLANATORY NOTE

This Registration Statement is being filed by State National Companies, Inc. (the “Company”)  to register 2,000,000 additional shares of common stock, par value $0.001 per share (“Common Stock”), of  the Company (the “Additional Shares”), which may be issued pursuant to the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan (the “Amended and Restated Plan”).  The Amended and Restated Plan was approved by the Company’s shareholders on May 18, 2017.

The Company previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 relating to the predecessor plan to the Amended and Restated Plan  on March 30, 2015, as amended by the Post-Effective Amendment No. 1 filed contemporaneously herewith (File No. 333-203098)  (the “2015 Registration Statement”).  This Registration Statement relates to securities of the same class as that to which the 2015 Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.  In accordance with such instruction, the contents of the 2015 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Commission on March 14, 2017 (the “Annual Report”);

(b) The portions of the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 7, 2017, that were incorporated by reference into the Annual Report;

(c) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the Commission on May 10, 2017;

(d) The Company’s Current Report on Form 8-K, as filed with the Commission on May 22, 2017 (only to the extent filed and not furnished); and

(e) The description of the Common Stock contained in our registration statement on Form 8-A, as filed with the Commission pursuant to Section 12 of the Exchange Act on October 28, 2014, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

1

Item 8.               Exhibits.

Exhibit Number	Description

4.1

First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 22, 2017).

5.1*	Opinion of Locke Lord LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Locke Lord LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

*       filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Texas, on June 21, 2017.

STATE NATIONAL COMPANIES, INC.

By:	/s/ Terry Ledbetter
Chairman and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Ledbetter and David Cleff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Ledbetter	Chairman and Chief Executive Officer	June 21, 2017
Terry Ledbetter	(Principal Executive Officer)

/s/ David Hale	Executive Vice President, Chief Operating	June 21, 2017
David Hale	Officer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Gene Becker	Director	June 21, 2017
Gene Becker

/s/ Marsha Cameron	Director	June 21, 2017
Marsha Cameron

/s/ David King	Director	June 21, 2017
David King

/s/ Fred Reichelt	Director	June 21, 2017
Fred Reichelt

3

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 22, 2017).

5.1*	Opinion of Locke Lord LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Locke Lord LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

*  filed herewith

4